As filed with the Securities and Exchange Commission on November 7, 1996
                                          Registration No. 333-

                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

           ________________________________________________________

                          CONSOLIDATED CIGAR HOLDINGS INC.
           (Exact name of registrant as specified in its charter)

               DELAWARE                   13-3694743
      (State of incorporation)
                                   (I.R.S. employer identification no.)

                      5900 NORTH ANDREWS AVENUE SUITE 700
                       FORT LAUDERDALE, FLORIDA 33309-2369
            (Address of principal executive offices) (Zip code)

                CONSOLIDATED CIGAR HOLDINGS INC. 1996 STOCK PLAN
                          (Full title of the plan)

           ________________________________________________________

                          BARRY F. SCHWARTZ, ESQ.
                     CONSOLIDATED CIGAR HOLDINGS INC.
                           35 EAST 62ND STREET
                        NEW YORK, NEW YORK  10021
                             (212) 572-8600
         (Name, address and telephone number, including area code,
                           of agent for service)

           ________________________________________________________

                      Copy of all communications to:
                           STACY J. KANTER, ESQ.
                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                              919 THIRD AVENUE
                         NEW YORK, NEW YORK  10022

                      CALCULATION OF REGISTRATION FEE

                                   Proposed       Proposed
    Title of     Amount to be      Maximum         Maximum      Amount of
   Securities     Registered    Offering Price    Aggregate    Registration
     to be           (1)          Per Share       Offering          Fee
   Registered                       (2)(3)        Price(2)
  __________________________________________________________________________
    Class A
 Common Stock,    1,150,000       $23.00         $26,450,000      $8,015
   par value      1,850,000       25.625          47,406,250      14,366
   $0.01 per     __________                                      ________
     share        3,000,000                                      $22,381
  __________________________________________________________________________

(1) Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares of Class A Common Stock as may be issuable pursuant to the antidilution provisions of the Consolidated Cigar Holdings Inc. 1996 Stock
       Plan.
(2) Calculated in accordance with Rules 457 (c) and (h) under the Securities Act of 1933, as amended (the
       "Securities Act"), solely for the purpose of calculating the registration fee.
(3) Estimated solely for the purpose of calculating the registration fee.



                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     ITEM 1.   PLAN INFORMATION.*

     ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
               INFORMATION.*

               * The information called for in Part I of Form S-8 is currently included in a prospectus, dated as of November 7, 1996, which is to be distributed to participants in the Consolidated Cigar Holdings Inc. 1996 Stock Plan.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

          The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, Consolidated Cigar Holdings Inc., a Delaware corporation (the "Company"), pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement.

          (1) Prospectus dated August 15, 1996, which was filed pursuant to Rule 424(b) under the Securities Act and constitutes a part of the Company's Registration Statement on Form S-1 (No. 333-6891) (the "S-1 Prospectus"); and

          (2) The description of the Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), of the Company contained under the caption "Description of Capital Stock" in the S-1 Prospectus, which is also incorporated by reference in the Company's Registration Statement on Form 8-A/A dated August 13, 1996, filed pursuant to Section 12(b) of the Exchange Act.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     ITEM 4.   DESCRIPTION OF SECURITIES.

          Not Applicable.

     ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          The validity of the shares of Class A Common Stock to be issued in connection with this Registration Statement will be passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

          The consolidated financial statements of Consolidated Cigar Holdings Inc. included in the Company's Registration Statement on Form S-1 (No. 333-6891), filed on August 15, 1996, for the year ended December 31, 1995, have been audited by Ernest & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Set forth below is a description of certain provisions of the Delaware General Corporation Law (the "DGCL"), the Amended and Restated Certificate of Incorporation of the Company filed as
     Exhibit 4.1 hereto (the "Certificate of Incorporation") and the Amended and Restated By-Laws of the Company filed as Exhibit 4.2 hereto (the "By-Laws"), as such provisions relate to the indemnification of the directors and officers of the Company. This description is intended only as a summary and is qualified in its entirety by reference to the DGCL, the Certificate of Incorporation and the By-Laws which are incorporated herein by reference.

          Article Seventh of the Certificate of Incorporation and
     Article IX of the By-Laws provide that the Company shall indemnify its officers and directors to the fullest extent permitted by applicable law. Section 145 of the DGCL provides, in general, that each director and officer may be indemnified against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Company, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless a court determines otherwise.

          Furthermore, Article Fifth of the Certificate of Incorporation eliminates the personal liability of directors to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal
     benefit.   Section 102 of the DGCL permits a Company's
     certificate of incorporation to contain these provisions. In addition, Article IX, Section 8 of the By-Laws provides that the Company may purchase insurance on behalf of any person who is or was a director or officer of the Company, or who is or was a director or officer of the Company serving at the request of the Company as a director, officer employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power or the obligation to indemnify him against such liability under the provisions of Article IX of the By-Laws.

     ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

     ITEM 8.   EXHIBITS.

          4.1 Amended and Restated Certificate of Incorporation of the Company.

          4.2  Amended and Restated By-Laws of the Company.

          4.3  Specimen Certificate of Class A Common Stock
               (incorporated by reference to Exhibit 4.1 of Amendment No. 2 to the Registration Statement on Form S-1 filed by the Company with the Commission under the Securities Act (No. 333-6891)).

          5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, regarding the legality of the Class A Common Stock being registered.

          23.1 Consent of Ernst & Young LLP, independent certified public accountants.

          23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in the opinion filed as Exhibit 5.1 hereto).

          24.1 Powers of Attorney.

          99.1 Consolidated Cigar Holdings Inc. 1996 Stock Plan
               (incorporated by reference to Exhibit 10.12 of Amendment No. 2 to the Registration Statement on Form S-1 filed by the Company with the Commission under the Securities Act (No. 333-6891)).

     ITEM 9.   UNDERTAKINGS.

          The undersigned registrant hereby undertakes:

               A. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               1. (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and


                    (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
          Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 6th day of November, 1996.

                                      Consolidated Cigar Holdings Inc.
                                      (Registrant)


                                      By: /s/ Theo W. Folz

                                        Theo W. Folz
                                        President, Chief Executive Officer
                                        and Director



             Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                TITLE            DATE

                   *        Chairman of the         November 7, 1996
                            Board  of
     Ronald O. Perelman     Directors and
                            Director

                   *        Vice Chairman of        November 7, 1996
                            the Board of
     Howard Gittis          Directors and
                            Director


                   *        Director                November 7, 1996
     Donald G. Drapkin

                   *        Director                November 7, 1996
     Lee A. Iacocca

                   *        President, Chief        November 7, 1996
                            Executive Officer
     Theo W. Folz           and Director

                    *       Senior Vice             November 7, 1996
                            President, Chief
     Gary R. Ellis          Financial Officer
                            and Treasurer

                     *      Vice President and      November 7, 1996
     James M.               Controller
     Parnofiello


     *Joram C. Salig, by signing his name hereto, does hereby execute this Registration Statement on behalf of the directors and officers of the Registrant indicated above by asterisks, pursuant to powers of Attorney duly executed by such directors and officers as exhibits to the Registration Statement.

                                       By: /s/ Joram C. Salig

                                             Joram C. Salig
                                             Attorney-in-fact



     EXHIBIT INDEX

     Exhibit No.        Description of Exhibit                  Page No.

     4.1                Amended and Restated Certificate of
                        Incorporation of the Company.

     4.2                Amended and Restated By-Laws of the Company.

     5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, regarding the legality of the Class A Common Stock being registered.

     23.1 Consent of Ernst & Young LLP, independent certified public accountants.

     24.1               Powers of Attorney.